Exhibit l

January 6, 2006

UTEK Corporation

202 S. Wheeler Street

Plant City, Florida 33563

Ladies and Gentlemen:

We have acted as counsel to UTEK Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-129260) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the issuance by the Company of an aggregate of 6,000,000 shares (the “Company Shares”) of the Company’s common stock, par value $0.01 per share, from time to time as described in the Registration Statement and (ii) the sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of an aggregate of 330,960 shares (the “Selling Stockholder Shares”) of the Company’s common stock, par value $0.01 per share, from time to time as described in the Registration Statement. The Selling Stockholder Shares have been issued by the Company and are outstanding.

We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Certificate of Incorporation, as amended to date and currently in effect (the “Charter”), (ii) the Company’s Bylaws, as amended to date and currently in effect (the “Bylaws”) and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.

This opinion is limited to the Delaware General Corporation Law, and we express no opinion with respect to other laws of the State of Delaware or the laws of any other jurisdiction. The opinions expressed in this letter are based on our review of the Delaware General Corporation Law.

UTEK Corporation

January 6, 2006

We assume that the issuance and sale of the Company Shares to be offered from time to time, and the number of the Company Shares to be offered at any time, will be determined and authorized by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement (each, a “Board Action”) and in accordance with the Company’s Charter and Bylaws and the applicable provisions of the Delaware General Corporation Law.

Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that (1) upon due authorization by Board Action of the issuance of the Company Shares, and upon the consummation of the sale of the Company Shares and the payment of the consideration therefor in accordance with the terms and the provisions of such Board Action, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable, and (2) the Selling Stockholder Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

/s/ SUTHERLAND ASBILL & BRENNAN LLP